Exhibit 10.1.17

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

RECEIVABLES PURCHASE AGREEMENT dated as of January 1, 2025 by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Seller”), having its principal executive office at 3800 Howard Hughes Pkwy., Suite 1400, Las Vegas, NV 89169, and CPS RECEIVABLES FIVE LLC, a Delaware limited liability company (the “Purchaser”), having its principal executive office at 3800 Howard Hughes Pkwy., Suite 1400, Las Vegas, NV 89169.

WHEREAS, in the regular course of its business, the Seller purchases and services through its auto loan programs certain motor vehicle retail installment sale contracts and promissory notes and security agreements secured by new and used automobiles, light trucks, vans and minivans acquired by it from motor vehicle dealers and independent finance companies, or originates loans to purchasers of such vehicles evidenced by promissory notes and security agreements; and

WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined), are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser to CPS Auto Receivables Trust 2025-A (the “Trust”) pursuant to the Sale and Servicing Agreement (as hereinafter defined), which will transfer the Receivables to the Grantor Trust (as hereinafter defined) pursuant to the Grantor Trust Agreement (as hereinafter defined), which will issue a certificate of beneficial ownership in the Grantor Trust to the Trust (the “Grantor Trust Certificate”), which will be transferred pursuant to the Sale and Servicing Agreement (as hereinafter defined) to the Trust, which will issue notes under the Indenture (as hereinafter defined) representing indebtedness of the Trust (the “Notes”) and certificates under the Trust Agreement (as hereinafter defined) representing beneficial interests in the Trust (the “Certificates” and, together with the Notes, the “Securities”).

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1         Definitions. Terms not defined in this Receivables Purchase Agreement shall have the meaning set forth in the Sale and Servicing Agreement and if not defined therein, shall have the meanings set forth in the Indenture. As used in this Receivables Purchase Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Agreements” means, collectively, this Receivables Purchase Agreement and the Assignment.

“Assignment” means the Assignment dated the Closing Date, by the Seller to the Purchaser, relating to the purchase of the Receivables and certain other property related thereto by the Purchaser from the Seller pursuant to this Receivables Purchase Agreement, which shall be in substantially the form attached hereto as Exhibit A.

“Authoritative Copy” means, with respect to any Electronic Contract that constitutes Electronic Chattel Paper, a copy of such Electronic Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, any perceivable rendering of which is marked “View of Authoritative Copy” and has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

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“Closing Date” means January 22, 2025.

“CPS” means Consumer Portfolio Services, Inc., a California corporation and its successors and assigns.

“Cutoff Date” means the close of business on December 31, 2024.

“Electronic Chattel Paper” means, as applicable (a) “electronic chattel paper” as defined in Section 9-102(a)(31) of the UCC of the State of New York, or (b) an electronic copy of a record evidencing chattel paper within the meaning of Section 9-314A of the UCC of a Revised UCC Jurisdiction, to the extent the jurisdiction of such chattel paper is a Revised UCC Jurisdiction under Section 9-306A of the UCC.

“Electronic Chattel Paper Condition” (i) the delivery to the Indenture Trustee and the Placement Agents of a legal opinion from a nationally recognized law firm to the effect that the Grantor Trust’s security interest in any Receivables that constitute electronic chattel paper under the UCC has been perfected by control pursuant to Section 9-105 of the UCC and (ii) the delivery by the Issuer or the Indenture Trustee of an executed MECCA Joinder pursuant to the Master Electronic Collateral Control Agreement, substantially in the form of Exhibit J, by the Issuer, as contract owner and the Indenture Trustee as secured party.

“Electronic Contract” means a Contract that was electronically executed and authenticated; provided, that an Electronic Contract that has been Exported shall not constitute an Electronic Contract.

“Electronic Vault Provider” means eOriginal, Inc.

“Final PPM” means the Confidential Private Placement Memorandum dated January 14, 2025, relating to the private placement of the Notes and any amendment or supplement thereto.

“Grantor Trust” means CPS Auto Receivables Grantor Trust 2025-A, governed by the Grantor Trust Agreement.

“Grantor Trust Agreement” means the Amended and Restated Trust Agreement dated as of January 22, 2025, by and between the Trust, as depositor, Computershare Trust Company, N.A., as grantor trust trustee, paying agent and certificate registrar, and Wilmington Trust, National Association, as Delaware trustee, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Indenture” means the Indenture dated as of January 1, 2025, between CPS Auto Receivables Trust 2025-A, as issuer, and Computershare Trust Company, National Association, as indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (paper or electronic) issued by the Registrar of Titles of the applicable state (or by a third-party service provider authorized by the Registrar of Titles) to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded with the State for purposes of establishing the existence and priority of a secured party’s Lien on the Financed Vehicle. In any jurisdiction in which the original certificate of title is required to be given to the registered owner of the Financed Vehicle, the term “Lien Certificate” shall mean only a certificate or notification, paper or electronic, issued to a secured party.

“Memorandum” means the Final PPM and the Preliminary PPM, collectively.

“Obligor(s)” means the purchaser or co-purchasers of a Financed Vehicle or any other Person who owes or may be liable for payments under a Receivable.

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“Officer’s Certificate” means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of CPS, the Seller or the Servicer, as appropriate.

“Post-Petition Receivable” means a Receivable, the Obligor of which at the time of application is the debtor in a Federal, State or other bankruptcy, insolvency or similar proceeding, provided that a Receivable shall no longer be considered a Post-Petition Receivable upon the related Obligor receiving a discharge in the related proceeding.

“Preliminary PPM” means the Confidential Preliminary Private Placement Memorandum dated January 8, 2025, relating to the private placement of the Notes and any amendment or supplement thereto.

“Purchaser” means CPS Receivables Five LLC, a Delaware limited liability company, and its successors and assigns.

“Receivable” means each retail installment sale contract or promissory note and security agreement for a Financed Vehicle transferred to the Purchaser pursuant to the Assignment, which shall be listed on the Schedule of Receivables, and all rights thereunder.

“Receivables Purchase Agreement” means this Receivables Purchase Agreement, as this agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Receivables Purchase Price” means 462,541,201.17.

“Repurchase Event” shall mean any event that obligates the Seller to repurchase a Receivable pursuant to Section 6.2.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of January 1, 2025, among the Trust as issuer, CPS Receivables Five LLC, as seller, Consumer Portfolio Services, Inc., individually and as servicer, the Grantor Trust and Computershare Trust Company, National Association, as indenture trustee, custodian and backup servicer, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Schedule of Receivables” means the schedule of Receivables attached hereto as Exhibit B (which Schedule of Receivables may be in electronic format), as amended or supplemented from time to time in accordance with the terms hereof.

“Seller” means CPS, in its capacity as seller of the Receivables and the other Transferred Property relating thereto, and its successors and assigns.

“Servicer” means CPS, in its capacity as Servicer of the Receivables, and its successors and assigns.

“Skip Receivable” means a Receivable (i) that is delinquent as of the Closing Date; and (ii) with respect to which CPS (a) has concluded that the address or telephone number of the related Obligor maintained by CPS as of the Closing Date is incorrect and CPS has not been able to obtain revised contact information for such Obligor and (b) has designated the status of the Receivable as “A07” or “F07” in accordance with its servicing procedures.

“Transferred Property” shall have the meaning specified in Section 2.1(a).

“Tangible Chattel Paper” means, as applicable, (a) “tangible chattel paper” under and as defined in Section 9-102(a)(79) of the UCC of the State of New York or (b) a tangible copy of a record evidencing chattel paper within the meaning of 9-314A of the UCC of a Revised UCC Jurisdiction, to the extent the jurisdiction of such chattel paper is a Revised UCC Jurisdiction under Section 9-306A of the UCC. For the avoidance of doubt, any Electronic Chattel Paper which was been Exported, the printed copy of the Contract shall constitute Tangible Chattel Paper.

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“Trust” means CPS Auto Receivables Trust 2025-A, governed by the Trust Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of January 22, 2025, by and between CPS Receivables Five LLC, as depositor, and Wilmington Trust, National Association, as owner trustee, as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“UCC” means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

Section 1.2         Other Definitional Provisions. Unless the context otherwise requires:

(a)         All references herein to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed.

(b)        The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Receivables Purchase Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

(c)         an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(d)        “or” is not exclusive; and

(e)         “including” means including without limitation.

Section 1.3         Action by or Consent of Noteholders or Securityholders. Whenever any provision of this Receivables Purchase Agreement refers to action to be taken, or consented to, by Noteholders or Securityholders, such provision shall be deemed to refer to Noteholders or, as the case may be, Securityholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to, by Noteholders, or as the case may be, Securityholders. Any Note owned by the Seller or any Affiliate thereof, during the time such Note is so owned by them, shall be without voting or consent rights with respect to such Note for any purpose set forth in this Agreement.

ARTICLE 2
PURCHASE AND SALE OF RECEIVABLES

Section 2.1         Purchase and Sale of Receivables. On the Closing Date, subject to the terms and conditions of this Receivables Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Receivables Purchase Agreement and the Sale and Servicing Agreement), all of the Seller’s right, title and interest in, to and under the Receivables and the other Transferred Property relating thereto. The conveyance to the Purchaser of the Receivables and other Transferred Property relating thereto is intended as a sale free and clear of all Liens and it is intended that the Initial Transferred Property and other property of the Purchaser shall be an absolute conveyance and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

(a)         Transfer of Receivables. On the Closing Date and simultaneously with the transactions to be consummated pursuant to the Trust Agreement, the Indenture and the Sale and Servicing Agreement, the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein and in the Sale and Servicing Agreement), all right, title and interest of the Seller in, to and under:

(i)              the Receivables listed in the Schedule of Receivables and all monies received thereunder after the Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Receivables after the Cutoff Date;

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(ii)            the security interests in the Financed Vehicles granted by the related Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to Financed Vehicles;

(iii)          any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder;

(iv)          all proceeds from recourse against Dealers with respect to the Receivables;

(v)            refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or an Obligor’s obligations with respect to a Receivable or a Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi)          the Receivable File related to each Receivable;

(vii)         all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller, pursuant to a liquidation of such Receivable; and

(viii)       all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Initial Transferred Property”).

(b)        Receivables Purchase Price. In consideration for the Receivables and other Transferred Property described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to [***] of the Receivables Purchase Price shall be paid to the Seller in cash. The remaining [***] of the Receivables Purchase Price shall be deemed paid and returned to the Purchaser and be considered a contribution to the Purchaser’s capital. The portion of the Receivables Purchase Price to be paid in cash shall be by federal wire transfer (same day) funds.

Section 2.2         Reserved.

Section 2.3         The Closing. The sale and purchase of the Initial Receivables shall take place at a closing (the “Closing”) at the offices of Alston & Bird LLP, 2200 Ross Avenue, 23rd Floor, Dallas, Texas 75201 on the Closing Date, simultaneously with the closings under: (a) the Grantor Trust Agreement pursuant to which the Purchaser will convey all of its right, title and interest in, to and under the Initial Receivables and the Initial Transferred Property to the Grantor Trust in exchange for the Grantor Trust Certificate representing the beneficial interest in the Grantor Trust Estate, (b) the Sale and Servicing Agreement pursuant to which the Purchaser will convey all of its right, title and interest in, to and under in the Grantor Trust Certificate and its rights under the Grantor Trust Agreement to the Trust for the benefit of the Securityholders, (C) the Trust Agreement pursuant to which the Trust shall be formed and the Certificates will be issued, and (d) the Indenture pursuant to which the Trust will issue the Notes.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing Date):

(a)         Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited liability company solely under the laws of the State of Delaware, in good standing thereunder, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables.

(b)        Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business or the consummation of any of the transactions contemplated by the Basic Documents shall require such qualifications.

(c)         Power and Authority. The Purchaser has the power and authority to execute and deliver the Agreements and to carry out their respective terms and the execution, delivery and performance of the Agreements have been duly authorized by the Purchaser by all necessary entity action.

(d)        Binding Obligation. The Agreements shall constitute a legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

(e)         No Violation. The execution, delivery and performance by the Purchaser of the Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than the Basic Documents); nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

(f)         No Proceedings. There are no proceedings or investigations pending, or to the Purchaser’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of the Agreements, any other Basic Document or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Agreements or the other Basic Documents; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Agreements, the other Basic Documents or the Securities; or (D) relating to the Purchaser and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

(g)        No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Purchaser for the issuance or sale of the Securities or the consummation of the other transactions contemplated by the Agreements, the Trust Agreement, the Indenture or the Sale and Servicing Agreement or any other Basic Document, except such as have been duly made or obtained.

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(h)        Valid Assignment. Each Receivable has been validly assigned by the Purchaser to the Issuer on the Closing Date pursuant to the Sale and Servicing Agreement; and no Receivable has or will have been sold, transferred, assigned or pledged by the Purchaser to any Person other than the Issuer.

Section 3.2         Representations and Warranties of the Seller.

(a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing Date):

(i)              Organization and Good Standing. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables.

(ii)            Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business or the consummation of any of the transactions contemplated by the Basic Documents (including the origination and the servicing of the Receivables as required by the Sale and Servicing Agreement) shall require such qualifications, except where such failure would not have a material adverse effect on the Seller, or impair in any material respect any Receivable.

(iii)          Power and Authority. The Seller has the power and authority to execute and deliver the Agreements and to carry out their terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of the Agreements have been duly authorized by the Seller by all necessary corporate action.

(iv)          Valid Sale; Binding Obligation. This Receivables Purchase Agreement effects a valid sale, transfer and assignment of the Receivables and the other Transferred Property conveyed to the Purchaser pursuant to Section 2.1, enforceable against creditors of and purchasers from the Seller; and this Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

(v)            No Violation. The execution, delivery and performance by the Seller of the Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation, as amended, or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument (other than the Basic Documents); nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(vi)          No Proceedings. There are no proceedings or investigations pending, or to the Seller’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of the Agreements, the other Basic Documents or the Securities; (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Agreements or the other Basic Documents; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements, the other Basic Documents or the Securities; or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

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(vii)         No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Receivables Purchase Agreement, the Trust Agreement, the Grantor Trust Agreement, the Indenture, the Sale and Servicing Agreement or any other Basic Document, except such as have been duly made or obtained.

(viii)       Financial Condition. The Seller is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Agreements to give any preference to any creditor or class of creditors, and this transaction will not leave the Seller with remaining assets that are unreasonably small compared to its ongoing operations.

(ix)          Fraudulent Conveyance. The Seller is not selling the Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables to the Purchaser.

(x)            Certificate, Statements and Reports. The officer’s certificates, statements, reports and other documents prepared by the Seller and furnished by the Seller to the Purchaser, the Indenture Trustee or the Placement Agents pursuant to this Receivables Purchase Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby and thereby, when taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(xi)          Seller’s Intention. The Receivables and the other Transferred Property are being transferred with the intention of removing them from Seller’s estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time.

(b)        The Seller makes the following representations and warranties as to the Receivables and the other Transferred Property relating thereto on which the Purchaser relies in accepting the Receivables and the other Transferred Property relating thereto. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables and the other Transferred Property relating thereto to the Purchaser and the subsequent assignments and transfers pursuant to the Sale and Servicing Agreement and Grantor Trust Agreement, and the pledge of the Grantor Trust Certificate to the Indenture Trustee:

(i)              Characteristics of Receivables.(A)

(A)           Each Receivable (1) has been originated in the United States of America by CPS or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of CPS’s or such Dealer’s business (and CPS or such Dealer had all necessary licenses and permits to originate such Receivable in the state where such Dealer was located or where the Receivable was originated), has been fully and properly executed by the parties thereto, has been purchased or originated by the Seller in connection with the related Obligor’s purchase of the related Financed Vehicle and has been validly assigned by such Dealer to the Seller, if not originated by CPS, and has been validly assigned from the Seller to the Purchaser in accordance with its terms, (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of the Seller in the Financed Vehicle, which security interest has been assigned by the Seller to the Purchaser pursuant to this Receivables Purchase Agreement, which in turn has assigned such security interest to the Grantor Trust, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security including, without limitation, a right of repossession following a default, (4) provides for level monthly scheduled payments in U.S. dollars that fully amortize the Amount Financed over the original term (except for the last scheduled payment, which may be different from the level monthly payment) and yield interest at the Annual Percentage Rate, (5) has an Annual Percentage Rate of not less than [***] and not greater than [***], (6) is a Simple Interest Receivable, (7) if originated by a Dealer, was sold by such Dealer without any fraud or misrepresentation on the part of such Dealer, (8) is denominated in U.S. dollars and (9) provides, in the case of a prepayment, for the full payment of the Principal Balance thereof plus accrued interest through the date of prepayment based on the Annual Percentage Rate of the Receivable.

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(B)           Approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date represents financing of used automobiles, light trucks, vans or minivans; the remainder of the Receivables represent financing of new vehicles; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Preferred Program; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Alpha Program; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Delta Program; approximately [***] of the Receivables as of the Cutoff Date were originated under the CPS First-Time Buyer Program; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Standard Program; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Super Alpha Program; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were originated under the CPS Alpha Plus Program; all of the Receivables were acquired by the Seller; approximately [***] of the aggregate Principal Balance of the Receivables as of the Cutoff Date were Post-Petition Receivables; each Receivable has a final scheduled payment due no later than [***] and each Receivable was originated on or before the Cutoff Date.

(ii)            Additional Receivables Characteristics. (A) As of the Cutoff Date, no Receivable is more than [***] days contractually past due with respect to any Scheduled Receivable Payment, and no extensions were granted by the Servicer to satisfy such representation; and (B) as of the Closing Date, (I) no Receivable is a Skip Receivable and (II) no Receivable is more than [***] days contractually past due with respect to any Scheduled Receivable Payment.

(iii)          Schedule of Receivables; Selection Procedures. The information with respect to the Receivables set forth in Exhibit B to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date; and no selection procedures adverse to the Securityholders have been utilized in selecting the Receivables.

(iv)          Compliance with Law. Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life, credit accident and health insurance and extended warranties or service contracts (A) complied at the time the related Receivable was originated or made and at the Closing Date complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and all other applicable consumer credit laws and equal credit opportunity and disclosure laws, and (B) without limiting the generality of the foregoing, is not subject to liabilities or is not rendered unenforceable based on general theories of contract limitation or relief including, without limitation, theories based on unconscionable, deceptive, unfair, or predatory sales or financing practices.

(v)            No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(vi)          Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to the Purchaser, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party, which security interest has been validly assigned by the Seller to the Purchaser and by the Purchaser to the Grantor Trust, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics’ liens that may arise after the Cutoff Date).

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(vii)         Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(viii)       No Waiver. Except as permitted under Section 4.2 of the Sale and Servicing Agreement and clause (ix) below, no provision of a Receivable has been waived.

(ix)          No Amendments. The terms of the related Contract have not been waived, altered, amended or modified (including, without limitation, extensions) in any respect, except by instruments or documents identified in the Receivable File with respect thereto, and no such waiver, alteration, amendment or modification has caused such Receivable to fail to meet all of the representations, warranties, and conditions set forth herein with respect thereto. Such Contract constitutes the entire agreement between the Seller and the related Obligor.

(x)            No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(xi)          No Liens. As of the Cutoff Date, (a) there are no liens or claims existing or that have been filed for work, labor, storage or materials relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable and (b) there is no lien against the related Financed Vehicle for delinquent taxes.

(xii)         No Default; Repossession. Except for payment delinquencies continuing for a period of not more than thirty days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 4.2 of the Sale and Servicing Agreement and clause (ix) above); and no Financed Vehicle shall have been repossessed or assigned for repossession as of the Cutoff Date.

(xiii)       Insurance; Other. (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and each Receivable requires the Obligor to obtain and maintain such insurance naming the Seller and its successors and assigns as loss payee or an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming the Seller as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

(xiv)       Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables and the Transferred Property from the Seller to the Purchaser and that the beneficial interest in and title to such Receivables and the Transferred Property not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable or other Transferred Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and the Transferred Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Purchaser for the benefit of the Securityholders shall have good and marketable title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

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(xv)         Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under any of the Agreements would be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

(xvi)       All Filings Made. As of the Closing Date or within ten (10) days thereafter, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give (a) the Purchaser a first priority perfected security interest in the Receivables and the other Transferred Property, (b) the Trust a first priority perfected security interest in the Trust Property and (c) the Indenture Trustee a first priority perfected security interest in the Collateral have been made, taken or performed.

(xvii)     Receivable File; One Original. The Seller has delivered to Purchaser a complete Receivable File with respect to each Receivable. There is only one original executed copy of each Receivable, or, in the case of Receivables constituting Electronic Chattel Paper a single Authoritative Copy of each electronic record constituting or forming a part of such Receivable.

(xviii)    Chattel Paper. Each Contract constitutes Tangible Chattel Paper or, subject to the satisfaction of the Electronic Chattel Paper Condition, Electronic Chattel Paper.

(xix)       Title Documents. The Lien Certificate with respect to each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within [***] [***] and will show, the Seller named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle; provided that Lien Certificates related to up to [***] of the Receivables (by Principal Balance) may be received within [***] [***]. The Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly pledged to the Indenture Trustee pursuant to the Indenture. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has, or has received written evidence from the related Dealer that the related Dealer has, applied for such Lien Certificate showing the Seller as first lienholder.

(xx)         Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

(xxi)       Characteristics of Obligors. As of the date of each Obligor’s application for financing of the vehicle purchase from which the related Receivable arises, such Obligor was domiciled in the United States. As of the Closing Date, no Obligor is or will be, to the knowledge of CPS, the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding other than an Obligor related to a Post-Petition Receivable.

(xxii)     Origination Date. Each Called Receivable has an origination date on or after November 15, 2019, and each Receivable that is not a Called Receivable has an origination date on or after March 14, 2022.

(xxiii)    Maturity of Receivables. Each Receivable has an original term to maturity of not more than [***] [***]; the weighted average original term to maturity of the Initial Receivables was [***] [***] as of the Cutoff Date; the remaining term to maturity of each Receivable was [***] [***] or less as of the applicable Cutoff Date; the weighted average remaining term to maturity of the Initial Receivables was [***] [***] as of the Cutoff Date.

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(xxiv)    Scheduled Receivable Payments. Each Receivable has an original Principal Balance of not more than [***].

(xxv)      Origination of Receivables. Based on the billing address of the Obligors and the Principal Balances as of the Cutoff Date, approximately [***], [***], [***], [***] and [***], of the Receivables (by Principal Balance) had Obligors residing in the States of [***], [***], [***], [***] and [***], respectively. As of the Cutoff Date, no other state represented more than [***] of the Receivables (by Principal Balance).

(xxvi)    Post-Office Box. On or prior to the next billing period after the applicable Cutoff Date, the Seller will notify each Obligor to make payments with respect to its respective Receivable after the applicable Cutoff Date directly to the Post Office Box or to a Servicer-controlled account as provided for in the Sale and Servicing Agreement, and will provide each Obligor with a monthly statement in order to enable such Obligor to make payments in such manner.

(xxvii)  Location of Receivable Files. A complete Receivable File with respect to each Receivable has been or prior to the Closing Date, will be delivered to the Custodian at the location listed in Schedule B to the Sale and Servicing Agreement.

(xxviii)                    Casualty and Impounding. No Financed Vehicle has suffered a Casualty and CPS has not received notice that any Financed Vehicle has been impounded.

(xxix)    Principal Balance/Number of Contracts. As of the Cutoff Date, the aggregate Principal Balance of the Receivables was [***]. As of the Cutoff Date, the Receivables are evidenced by [***] Contracts.

(xxx)      Full Amount Advanced. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Receivable does not have any option under the terms of the related Contract to borrow from any person additional funds secured by the Financed Vehicle.

(xxxi)    No Impairment. Neither the Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Receivables or otherwise to impair the rights of the Purchaser, the Issuer or the Securityholders in any Receivable or the proceeds hereof.

(xxxii)  Receivables Not Assumable. No Receivable is assumable by another Person in a manner that would release the Obligor thereof from such Obligor’s obligations to the Seller or the Purchaser with respect to such Receivable.

(xxxiii)                    Servicing. The servicing of each Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Sale and Servicing Agreement; other than the Servicer and the Backup Servicer under the Sale and Servicing Agreement, no other Person has the right to service the Receivables.

(xxxiv) Illinois Receivables. (a) The Seller does not own a substantial interest in the business of a Dealer within the meaning of Illinois Sales Finance Agency Act Rules and Regulations, Section 160.230(1) and (b) with respect to each Receivable originated in the State of Illinois, (i) the printed or typed portion of the related form of Receivable complies with the requirements of 815 ILCS 375/3(b) and (ii) the Seller has not, and for so long as such Receivable is outstanding shall not, place or cause to be placed on the related Financed Vehicle any collateral protection insurance in violation of 815 ILCS 180/10.

(xxxv)   California Receivables. Each Receivable originated in the State of California has been, and at all times during the term of the Sale and Servicing Agreement will be, serviced by the Servicer in compliance with Cal. Civil Code § 2981, et seq.

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(xxxvi) Creation of Security Interest. The Agreements create a valid and continuing security interest (as defined in the UCC) in the Transferred Property in favor of the Purchaser, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

(xxxvii)                  Perfection of Security Interest in Financed Vehicles. The Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Contracts.

(xxxviii)                Perfection of Security Interest in Trust Property. The Seller has caused, or will cause within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Property granted to the Purchaser for the benefit of the Securityholders hereunder pursuant to Sections 2.1 and 6.4.

(xxxix) No Other Security Interests. Other than the security interest granted to the Purchaser pursuant to Sections 2.1 and 6.4, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Property. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Trust Property other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

(xl)          Notations on Contracts; Financing Statement Disclosure. The Custodian has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and/or Grantor Trust. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Transferred Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(xli)         Electronic Chattel Paper. Subject to the satisfaction of the Electronic Chattel Paper Condition, to the extent an Electronic Contract constitutes Electronic Chattel Paper, there is only one single Authoritative Copy of each electronic “record” constituting or forming a part of such Electronic Contract that is Electronic Chattel Paper, the record or records composing the Electronic Chattel Paper are created, stored and assigned in such a manner that (A) a single Authoritative Copy of the record or records exists which is unique, identifiable and unalterable (other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy, (C) the Authoritative Copy has been communicated to and is maintained by the Custodian with an Electronic Vault Provider, (D) the Authoritative Copy does not have any stamps, marks or notations indicating that such Electronic Contract has been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Custodian or the Indenture Trustee other than any such stamps, marks or notations that relate to a pledge, assignment, conveyance or other interest that has been that has been cancelled, terminated or voided, and (E) none of the Seller, the Servicer, the Electronic Vault Provider or any other Person has communicated an Authoritative Copy of any such Electronic Contract to any Person other than the Custodian or the Indenture Trustee.

(xlii)       Licenses and Approvals. CPS has obtained all necessary licenses and approvals in all jurisdictions in which the origination and purchase of installment promissory notes and security agreements and the sale thereof requires or shall require such licenses or approvals, except where the failure to obtain such licenses or approvals would not result in a material adverse effect on the value or marketability of any Receivable (including, without limitation, the enforceability or collectability of any Receivable).

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The representations and warranties set forth above in paragraphs (xiv), (xvi) and (xviii) and in paragraphs (xxxvi) through (xlii) shall survive the termination of this Receivables Purchase Agreement and may not be waived in whole or in part.

(c)         The representations and warranties contained in this Receivables Purchase Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Obligor. The sale of the Receivables pursuant to this Receivables Purchase Agreement shall be “without recourse” except for the representations, warranties and covenants made by the Seller in this Receivables Purchase Agreement or the Sale and Servicing Agreement.

ARTICLE 4
CONDITIONS

Section 4.1         Conditions to Obligation of the Purchaser. On the Closing Date, the obligation of the Purchaser to purchase the related Receivables is subject to the satisfaction of the following conditions:

(a)         Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date, with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b)        Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the related Receivables have been sold to the Purchaser pursuant to this Receivables Purchase Agreement and shall deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete as of, and after giving effect to all transfers of Receivables on, the Closing Date.

(c)         Receivable Files Delivered. The Seller shall, at its own expense, deliver the related Receivable Files to the Custodian at the offices specified in Schedule B to the Sale and Servicing Agreement on or prior to the Closing Date.

(d)        Documents to be Delivered at Closing. Documents to be delivered by the Seller at the Closing, except as set forth below:

(i)              The Assignment. On the Closing Date, the Seller will execute and deliver the Assignment.

(ii)            Evidence of UCC-1 Filing. Within two (2) Business Days of the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, naming the Seller, as seller or debtor, and the Purchaser, as purchaser or secured party, and naming the Receivables and the other Transferred Property conveyed hereafter as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and other Transferred Property to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser within 10 days of the Closing Date.

(iii)          Evidence of UCC-2 Filing. After the Closing Date, the Seller shall cause to be recorded and filed, at its own expense, appropriate UCC-2 termination statements (or UCC-3 termination statements, as applicable in the relevant UCC jurisdiction) in each jurisdiction in which required by applicable law, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to release the interest of any other Person in the related Receivables, including without limitation, the security interests in the Financed Vehicles securing the Receivables and any proceeds of such security interests or the Receivables. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser at the Purchaser’s request.

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(iv)          Legal Opinions. The Seller shall have delivered to the Purchaser and the Placement Agent the legal opinions of Alston & Bird LLP and a legal opinion of the Seller’s General Counsel with respect to bankruptcy (including true sale and nonconsolidation), corporate, tax and such other matters as the Placement Agent shall request, in each case, dated the Closing Date and satisfactory in form and substance to the Placement Agent.

(v)            Other Documents. On or prior to the Closing Date, the Seller shall deliver such other documents as the Purchaser may reasonably request.

(e)         Other Transactions. The transactions contemplated by the Trust Agreement, the Indenture, the Grantor Trust Agreement, the Sale and Servicing Agreement and the Placement Agency Agreement shall be consummated on the Closing Date.

Section 4.2         Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions.

(a)         Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date, with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b)        Receivables Purchase Price. On the Closing Date, the Purchaser will deliver to the Seller the Receivables Purchase Price as provided in Section 2.1(b). The Seller hereby directs the Purchaser to wire such purchase price pursuant to wire instructions to be delivered to the Purchaser on or prior to the Closing Date.

ARTICLE 5
COVENANTS OF THE SELLER

The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

Section 5.1         Protection of Right, Title and Interest.

(a)         Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in, to and under the Receivables and the other Transferred Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder, of the Trust under the Sale and Servicing Agreement and of the Indenture Trustee under the Indenture to the Receivables and the other Transferred Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.1(a). In the event the Seller fails to perform its obligations under this subsection, the Purchaser or the Indenture Trustee may do so at the expense of the Seller. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser and the Indenture Trustee to file a record or records (as defined in the applicable UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as each may determine, in its sole and reasonable discretion, are necessary or advisable to perfect the security interest granted by the Seller pursuant to Sections 2.1 and 6.4.

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(b)        Name and Other Changes. At least 60 days prior to the date the Seller makes any change in its name, identity, corporate structure or jurisdiction of organization which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Indenture Trustee and the Purchaser written notice of any such change and no later than the effective date thereof, shall file appropriate amendments to all previously filed financing statements or continuation statements. At least 60 days prior to the date of any relocation of its principal executive office, the Seller shall give the Indenture Trustee and the Purchaser written notice thereof if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and the Seller shall no later than the effective date thereof, file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its jurisdiction of organization, within the United States of America.

(c)         Accounts and Records. The Seller shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

(d)        Maintenance of Computer Systems. The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser’s ownership of a Receivable shall be deleted from or modified on the Seller’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

(e)         Sale of Other Receivables. If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or light duty truck receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser unless such Receivable has been paid in full or repurchased.

(f)         Access to Records. The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller’s records regarding any Receivable.

(g)        List of Receivables. Upon request, the Seller shall furnish to the Purchaser, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receivables.

(h)        Receivable Files. On or prior to the Closing Date, the Seller shall deliver, either in hardcopy or electronic format to the Custodian pursuant to Section 3.3 of the Sale and Servicing Agreement, a complete Receivable File with respect to each such Receivable to be kept, either in hardcopy or electronic format, at the locations listed in Schedule B to the Sale and Servicing Agreement.

(i)          Other Actions. The Seller shall from time to time, at its expense, promptly execute and deliver all future instruments and documents (including, without limitation, powers of attorney for the benefit of the Servicer) and take all further action that may be necessary or desirable to permit the Servicer to perform its obligations under the Sale and Servicing Agreement, including, without limitation the Servicer’s obligation to preserve and maintain the perfected security interest in the Receivables and the Financed Vehicles.

Section 5.2         Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Receivables and the other Transferred Property against all claims of third parties claiming through or under the Seller.

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Section 5.3         Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in one of the states within the United States, except Louisiana or Vermont.

Section 5.4         Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Receivables.

Section 5.5         Delivery of Receivable Files. On or prior to the Closing Date, the Seller shall deliver the Receivable Files for the Receivables to the Custodian at the location specified in Schedule B to the Sale and Servicing Agreement. The Seller shall have until the last day of the second Collection Period following receipt from the Custodian of notification, pursuant to Section 3.4 of the Sale and Servicing Agreement, that there has been a failure to deliver a file with respect to a Receivable or that a file is unrelated to the Receivables identified in Schedule A to the Sale and Servicing Agreement or that any of the documents referred to in Section 3.3 of the Sale and Servicing Agreement are not contained in a Receivable File, to deliver such file or any of the aforementioned documents required to be included in such Receivable File to the Custodian. Unless such defect with respect to such Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Custodian, the Seller hereby agrees to repurchase any such Receivable as of such last day. In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in the Sale and Servicing Agreement. The sole remedy hereunder of the Indenture Trustee, the Trust, the Grantor Trust or the Securityholders with respect to a breach of this Section 5.5, shall be to require the Seller to repurchase the Receivable pursuant to this Section 5.5 and Section 3.4 of the Sale and Servicing Agreement and to provide the indemnity required by Section 6.2 of this Agreement and Section 3.4 of the Sale and Servicing Agreement. Upon receipt of the Purchase Amount, the Indenture Trustee shall cause the Custodian to release to the Seller or its designee the related Receivable File and the Grantor Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Grantor Trustee and are necessary to vest in the Seller or such designee title to the Receivable.

Section 5.6         Indemnification.

(a)         Subject to the limitation of remedies set forth in Section 6.2 with respect to a breach of any representations and warranties contained in Section 3.2(b), the Seller shall indemnify the Purchaser for any cost, expense, loss, damage, claim or liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.

(b)        The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle.

(c)         The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all taxes, except for taxes on the net income of the Purchaser, that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes, and costs and expenses in defending against the same.

(d)        The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Receivables Purchase Agreement, or by reason of reckless disregard of the Seller’s obligations and duties under this Receivables Purchase Agreement.

(e)         The Seller shall defend, indemnify, and hold harmless the Purchaser from and against all costs, expenses, losses, damages, claims and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller’s trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, damage, claim or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

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Indemnification under this Section 5.6 shall include reasonable fees and expenses of litigation and shall survive payment of the Securities and termination of the Basic Documents. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

Section 5.7         Sale. The Seller agrees to treat this conveyance as a secured financing for tax and financial accounting purposes, and as a sale for all other purposes (including without limitation legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

Section 5.8         Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all securities issued by the Trust (including the Securities) and any similar trust heretofore or hereafter formed by the Purchaser have been paid in full. The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser or by the Trust.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Section 6.1         Obligations of Seller. The obligations of the Seller under this Receivables Purchase Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 6.2         Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Grantor Trust and the Securityholders, that (i) the occurrence of a breach of any of the Seller’s representations and warranties contained in Section 3.2(b) (without regard to any limitations regarding the Seller’s knowledge) and (ii) the failure of the Seller to timely comply with its obligations pursuant to Section 5.5, shall constitute events obligating the Seller to repurchase the affected Receivables hereunder at the Purchase Amount. Unless the breach of any of the Seller’s representations and warranties shall have been cured by the last day of the second Collection Period following the discovery thereof by or notice to the Purchaser and the Seller of such breach, the Seller shall repurchase any Receivable if such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at the Seller’s option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Receivables in the aggregate, and if the Trust is materially and adversely affected by the breach, unless the breach shall have been cured by such second Collection Period, the Seller shall purchase the aggregate Principal Balance of affected Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Receivables in the aggregate. The provisions of this Section 6.2 are intended to grant the Indenture Trustee a direct right against the Seller to demand performance hereunder, and in connection therewith the Seller waives any requirement of prior demand against the Purchaser and waives any defaults it would have against the Purchaser with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 4.7 of the Sale and Servicing Agreement. For purposes of this Section 6.2, the Purchase Amount of a Receivable that is not consistent with the warranty pursuant to Section 3.2(b)(i)(A)(5) or (i)(A)(6) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein. The sole remedy hereunder of the Securityholders, the Trust, the Indenture Trustee, the Grantor Trust or the Purchaser against the Seller with respect to any Repurchase Event shall be to enforce the Seller’s obligation to repurchase such Receivables pursuant to this Receivables Purchase Agreement; provided, however, that the Seller shall indemnify the Indenture Trustee, the Custodian, the Trust the Grantor Trust and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, that may be asserted against or incurred by any of them, as a result of claims arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount, the Purchaser shall cause the Indenture Trustee to release the related Receivable Files to the Seller and to execute and deliver all instruments of transfer or assignment, without recourse, as are necessary to vest in the Seller title to the Receivables. Notwithstanding the foregoing, if it is determined that consummation of the transactions contemplated by the Sale and Servicing Agreement, the Indenture and the other transaction documents referenced in such agreements, servicing and operation of the Trust pursuant to Trust Agreement and such other documents, or the ownership of a Security by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986, as amended (“Code”) for which no statutory exception or administrative exemption applies, such violation shall not be treated as a Repurchase Event.

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Section 6.3         Seller’s Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Receivables Purchase Agreement, the Purchaser shall assign, without recourse (except as provided herein), representation or warranty, to the Seller all the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

Section 6.4         Conveyance as Sale of Receivables Not Financing. The parties hereto intend that the conveyance hereunder be a sale of the Receivables and the other Transferred Property from the Seller to the Purchaser and not a financing secured by such assets; and the beneficial interest in and title to the Receivables and the other Transferred Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that any conveyance hereunder is for any reason not considered a sale, the parties intend that this Receivables Purchase Agreement constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of California) and applicable law, and the Seller hereby grants to the Purchaser a first priority perfected security interest in, to and under the Receivables and the other Transferred Property, and other property conveyed hereunder and all proceeds of any of the foregoing for the purpose of securing payment and performance of the Securities and the repayment of amounts owed to the Purchaser from the Seller.

Section 6.5         Trust. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Receivables Purchase Agreement to the Trust, which will further assign such rights to the Grantor Trust, and that the representations and warranties contained in this Receivables Purchase Agreement and the rights of the Purchaser under this Receivables Purchase Agreement, including under Sections 5.6, 6.2 and 6.4 are intended to benefit the Trust and the Securityholders. The Seller also acknowledges that the Indenture Trustee on behalf of the Securityholders as assignee of the Purchaser’s rights hereunder may directly enforce, without making any prior demand on the Purchaser, all the rights of the Purchaser hereunder including the rights under Sections 5.6, 6.2 and 6.4. The Seller hereby consents to such sales and assignments.

Section 6.6         Amendment.

(a)         This Receivables Purchase Agreement may be amended by the Seller and the Purchaser without the consent of any other party (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement, (iii) to comply with any changes in the Code, (iv) to cause the provisions of this Agreement to confirm or be consistent with or in furtherance of the statements made in the Memorandum with respect to the Notes, the parties hereto or this Agreement, or (v) to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment (other than an amendment effected pursuant to clause (iv) above) shall not, as evidenced by an Opinion of Counsel or an Officer’s Certificate of the Seller delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder; provided, further, that any such amendment shall be deemed to not adversely affect in any material respect the interests of any Noteholder of a Class if the Rating Agency Condition with respect to that Class is satisfied (and upon such satisfaction, no Opinion of Counsel or Officer’s Certificate shall be necessary with respect to the related Class).

(b)        This Agreement may also be amended from time to time by the Seller and the Purchaser, with the consent of Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, without the consent of each Securityholder affected thereby, no such amendment shall, (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Securityholders, (ii) change the date of payment of any installment of principal of or interest on any Security, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto; (iii) modify this Section 6.6(b); provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Securityholder without the consent of such Securityholder; provided, further, that any such amendment shall be deemed to not adversely affect in any material respect the interests of any Noteholder of a Class if the Rating Agency Condition with respect to that Class is satisfied.

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(c)         Promptly after the execution of any such amendment or consent, the Purchaser shall furnish written notification of the substance of such amendment or consent to each Securityholder and the Rating Agency.

(d)        It shall not be necessary for the consent of the Securityholders pursuant to this Section 6.6 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Securityholders shall be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of Record Dates (as defined in the Indenture with respect to the Noteholders and as defined in the Trust Agreement with respect to the Residual Certificateholders). The consent of a Securityholder given pursuant to this Section 6.6 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Securityholder and on all future Securityholders and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Security.

Section 6.7         Accountants’ Letters. (a) KPMG LLP will review the characteristics of the Receivables and will compare those characteristics to the information with respect to the Receivables contained in the PPM; (b) the Seller will cooperate with the Purchaser and KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in (a) above; and (c) KPMG LLP will deliver to the Purchaser letters, dated the dates of the Preliminary PPM and the Final PPM, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Preliminary PPM and the Final PPM under the captions “Servicing and Collections--Delinquency and Loss Experience”, “The Receivables Pool” and “Yield and Prepayment Considerations”, certain information relating to the Receivables on magnetic tape obtained from the Seller and the Purchaser and with respect to such other information as may be agreed in the form of letter.

Section 6.8         Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under the Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.9         Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Receivables Purchase Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

Section 6.10      Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Receivables Purchase Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Receivables and security interests in the Financed Vehicles and the enforcement of any obligation of the Seller hereunder.

Section 6.11      Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Receivables Purchase Agreement shall remain in full force and effect and will survive the closing under Section 2.3.

Section 6.12      Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser’s rights hereunder, under the Receivables, under the Sale and Servicing Agreement or as required by law.

Section 6.13      Headings and Cross-References. The various headings in this Receivables Purchase Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Receivables Purchase Agreement. References in this Receivables Purchase Agreement to Section names or numbers are to such Sections of this Receivables Purchase Agreement.

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Section 6.14      Third-Party Beneficiaries. The parties hereto hereby expressly agree that the Indenture Trustee for the benefit of the Noteholders shall be an express third-party beneficiary of this Receivables Purchase Agreement, and no third party other than the Indenture Trustee for the benefit of the Noteholders shall be deemed a third party beneficiary of this Receivables Purchase Agreement. As a third party beneficiary to the provisions of this Receivables Purchase Agreement, Indenture Trustee and its successors and assigns shall be entitled to rely upon and directly enforce the provisions of this Receivables Purchase Agreement.

Section 6.15      Governing Law; Waiver of Jury Trial; Jurisdiction. EXCEPT AS PROVIDED OTHERWISE IN SECTION 6.17, THIS RECEIVABLES PURCHASE AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS RECEIVABLES PURCHASE AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS RECEIVABLES PURCHASE AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS RECEIVABLES PURCHASE AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES HERETO ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 6.16      Counterparts. This Receivables Purchase Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.17      Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Seller and the Purchaser that the transfer and assignment of the Transferred Property contemplated by Section 2.1 shall constitute a sale of the Transferred Property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to the Transferred Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a)         any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Receivables Purchase Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

(b)        none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Receivables Purchase Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Receivables Purchase Agreement;

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(c)         in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and

(d)        the transaction contemplated by this Receivables Purchase Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

[Rest of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereby have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

CPS RECEIVABLES FIVE LLC

By: /s/ Denesh Bharwani
Name: Denesh Bharwani
Title: Vice President and Assistant Secretary

CONSUMER PORTFOLIO SERVICES, INC.

By: /s/ Denesh Bharwani
Name: Denesh Bharwani
Title: Executive Vice President and
Chief Financial Officer

Receivables Purchase Agreement – Signature Page
CPS 2025-A

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EXHIBIT A

Form of Assignment

ASSIGNMENT

For value received, on this 22nd day of January 2025, in accordance with the Receivables Purchase Agreement dated as of January 1, 2025, between the undersigned (the “Seller”) and CPS Receivables Five LLC (the “Purchaser”) (the “Receivables Purchase Agreement”), the undersigned does hereby sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Receivables Purchase Agreement and the Sale and Servicing Agreement), all right, title and interest of the Seller in, to and under (i) the Receivables listed in the Schedule of Receivables and all monies received thereunder after the Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Receivables after the Cutoff Date; (ii) the security interests in the Financed Vehicles granted by the related Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Receivables or the Obligors thereunder; (iv) all proceeds from recourse against Dealers with respect to the Receivables; (v) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or an Obligor’s obligations with respect to a Receivable or a Financed Vehicle and any recourse to Dealers for any of the foregoing; (vi) the Receivable File related to each Receivable; (vii) all property (including the right to receive future Net Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Seller, pursuant to a liquidation of such Receivable; and (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Transferred Property”). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

It is the intention of the Seller and the Purchaser that the transfer and assignment of the Transferred Property contemplated by this Assignment shall constitute a sale of the Transferred Property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to the Transferred Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”); (i) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of the Seller; (ii) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Assignment), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser hereby or pursuant to the Receivables Purchase Agreement; (iii) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and (iv) the transaction contemplated by this Assignment shall constitute a “securitization transaction” as such term is used in the Securitization Act.

SUBJECT TO THE PRECEDING PARAGRAPH, THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Receivables Purchase Agreement.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first above written.

CONSUMER PORTFOLIO SERVICES, INC.

By: /s/ Denesh Bharwani
Name: Denesh Bharwani
Title: Executive Vice President and
Chief Financial Officer

Exhibit A-2

Exhibit B

Schedule of Receivables

[Available Upon Request]

Exhibit B-1

Exhibit C

RESERVED

Exhibit C-1